Exhibit 99.1

                                  Press Release

                                                                    Exhibit 99.1

For Immediate Release


                                                    Financial Analyst:
                                                    Kathleen Fisher
                                                    Chief Financial Officer
                                                    408.434.5112 (voice)
                                                    408.434.6263 (fax)
                                                    kathy.fisher@adept.com


               ADEPT TECHNOLOGY REPORTS FIRST QUARTER 2000 RESULTS

         (SAN  JOSE,  CA)  October  27,  1999--Adept  Technology,  Inc.  (Nasdaq
         National Market System Symbol: ADTK), a leading designer and manufacturer of intelligent automation products, today reported financial results for the first quarter of fiscal 2000.

         All financial information presented includes BYE/Oasis Engineering, Inc. ("BYE/Oasis") which was acquired in July 1999 and was accounted for as a pooling of interests.

         For the quarter ended October 2, 1999, Adept reported revenues of $20.6 million compared with revenues of $21.0 million in the first quarter of fiscal 1999. The company reported a net loss of $1.4 million, or $.15 of diluted loss per share, before previously announced merger-related expenses related to the company's acquisition of BYE/Oasis during the quarter, compared with net income of $408,000, or $.04 of diluted earnings per share, in the first quarter of fiscal 1999. Including merger-related expenses of $988,000, Adept reported a loss of $2.4 million, or $.26 of diluted loss per share, in the first quarter of fiscal 2000.

         As announced previously, the company indicated that component supply issues, seasonal softness in orders, a longer than anticipated sales cycle for software offerings and overall adverse changes in product sales mix impacted its financial performance for the quarter.

         "While the summer quarter is traditionally Adept's slowest, the product mix of our revenues varied significantly from our forecasts. In addition, we experienced lower software sales which not only impacted revenues, but also gross margins," noted Brian R. Carlisle, chairman and chief executive officer of Adept.

         The operating loss before merger-related expenses for the quarter was $2.8 million compared with operating income of $405,000 in the first quarter of 1999. Gross margin for the quarter was 38.2 percent versus
         43.1 percent in the first quarter of fiscal 1999. Operating expenses were $10.7 million versus $8.6 million in the same period a year ago.

                                    - more -



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         ADEPT TECHNOLOGY REPORTS FIRST QUARTER 2000 RESULTS/Page 2

         "Despite the disappointing results for the quarter, the integration of BYE/Oasis is going very well and the response from the semiconductor market has been very positive. As a result of growing demand, revenues from BYE/Oasis are ahead of plan. Interest from the telecommunications sector continues to be robust as well," said Charlie Duncheon, senior vice president of sales and marketing.

         Duncheon added that the company generated a high level of leads at both the Assembly Technology Exposition (ATE) and European Motek show, particularly for the new linear modules with Smart Amp and Adept's Production Pilot software offering.

         Founded in 1983, Adept Technology, Inc., designs, manufactures and markets intelligent automation software and hardware products for manufacturers in the electronics, semiconductor, telecommunications, appliances, pharmaceuticals, food production and automotive components industries. The company is the largest manufacturer of industrial robots in the U.S. with more than 15,000 systems installed worldwide. The company provides direct sales, service and training in the U.S., Europe, South Korea, Singapore and with a partner in Japan, and offers turnkey flexible automation systems through specialized automation engineering companies throughout the world. Adept Technology product and service information is available at World Wide Web site http://www.adept.com.

         This press release contains certain forward-looking statements that involve a number of risks and uncertainties. The following important factors could cause the company's actual results to differ materially from those expressed in any of the above forward-looking statements: the potential delays associated with the development and introduction of new products or software releases; the potential fluctuations in the company's quarterly and annual results of operations; the cyclicality of capital spending of the company's customers; the company's dependence on the continued growth of the intelligent automation market; the risks associated with sole or single sources of supply and lengthy procurement lead times; the company's highly competitive industry; rapid technological change within the company's industry; the lengthy sales cycles for the company's products; the risks associated with reliance on systems integrators; the risks associated with international sales and purchases; the risks associated with potential acquisitions, including integration risks associated with our recent acquisition of BYE/Oasis, and the need to manage growth; the risks associated with new product development and the need to manage product transitions; the company's dependence on retention and attraction of key employees; the risks associated with product defects; the company's dependence on third-party relationships; the uncertainty of patent and proprietary technology protection and third party intellectual property claims; change in, or failure or inability to comply with government regulations; general economic and business conditions; the failure of any new products to be accepted in the marketplace; any decreased investment in robotics generally, and in the company's intelligent automation products particularly, as a result of general or specific economic conditions or conditions affecting any of the company's primary markets; or decreased acceptance of the company's current products in the marketplace.

                                      -2-

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         ADEPT TECHNOLOGY REPORTS FIRST QUARTER 2000 RESULTS/Page 3

         For a further discussion of risk factors relating to the company's business, see the company's Form 10-K for the fiscal year ended June 30, 1999, including the discussion in Management's Discussion and Analysis of Financial Condition and Results of Operations.


                                      # # #

                             ADEPT TECHNOLOGY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                             October 2,              June 30,
                                                                                1999                   1999
                                                                            --------------         --------------
                                                                                                    (Restated)*
ASSETS

Current assets:
     Cash, cash equivalents and short term investments                          $  25,425              $  27,016
     Accounts receivable, less allowance for doubtful accounts of
         $947 at October 2, 1999 and $716 at June 30, 1999                         18,553                 19,707
     Inventories                                                                   12,874                 11,782
     Deferred tax assets and prepaid expenses                                       4,986                  5,600
                                                                            --------------         --------------

            Total current assets                                                   61,838                 64,105

Property and equipment at cost                                                     24,909                 24,822
Less accumulated depreciation and amortization                                     19,395                 18,940
                                                                            --------------         --------------
Net property and equipment                                                          5,514                  5,882

Other assets                                                                        1,915                  1,689
                                                                            --------------         --------------

            Total assets                                                        $  69,267              $  71,676
                                                                            ==============         ==============


LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
     Accounts payable                                                           $   7,458              $   6,837
     Other accrued liabilities                                                      8,771                  9,653
                                                                            --------------         --------------

            Total current liabilities                                              16,229                 16,490

Commitments and contingencies

            Total shareholders' equity                                             53,038                 55,186
                                                                            --------------         --------------

            Total liabilities and shareholders' equity                          $  69,267              $  71,676
                                                                            ==============         ==============

*Restated to include the balance sheet of BYE/Oasis.

                                     ADEPT TECHNOLOGY, INC.
                           CONDENSED CONSOLIDATED STATEMENT OF INCOME
                              (In thousands, except per share data)


                                                                          Three months ended
                                                               -----------------------------------------
                                                                 October 2,              September 26,
                                                                    1999                     1998
                                                               ---------------          ----------------
                                                                                          (Restated)*

Net revenues                                                       $   20,634                $   20,993
Cost of revenues                                                       12,747                    11,943
                                                               ---------------          ----------------
Gross margin
                                                                        7,887                     9,050

Operating expenses:
     Research, development and engineering                              3,459                     2,584
     Selling, general and administrative                                7,257                     6,061
     Merger-related expenses                                              988                      --
                                                               ---------------          ----------------
Total operating expenses                                               11,704                     8,645
                                                               ---------------          ----------------

Operating income (loss)                                               (3,817)                       405

Interest income, net                                                      309                       204
                                                               ---------------          ----------------

Income (loss) before provision for income taxes                       (3,508)                       609

Provision for (benefit from) income taxes                             (1,062)                       201
                                                               ---------------          ----------------

Net income (loss)                                                 ($   2,446)                 $     408
                                                               ===============          ================

Net income (loss) per share:

     Basic                                                        ($    0.26)                 $     .04
                                                               ===============          ================

     Diluted                                                      ($    0.26)                 $     .04
                                                               ===============          ================

Number of shares used in computing per share amounts:

     Basic                                                              9,491                     9,360
                                                               ===============          ================

     Diluted                                                            9,491                     9,484
                                                               ===============          ================

*Restated to include the results of operations of BYE/Oasis.